UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

TEMPUR SEALY INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Explanatory Note:

On April 22, 2015, Tempur Sealy International, Inc. issued the attached press release titled “Tempur Sealy Mails Letter To Shareholders Underscoring Strength Of Board Of Directors”.

NOT FOR IMMEDIATE RELEASE

TEMPUR SEALY MAILS LETTER TO SHAREHOLDERS UNDERSCORING

STRENGTHS OF BOARD OF DIRECTORS

Egan Jones Recommends FOR ALL Tempur Sealy Director Nominees;

Company Comments on ISS Report

Urges Tempur Sealy Shareholders to Vote “FOR” ALL Tempur Sealy Director Nominees

on WHITE Proxy Card Today

LEXINGTON, KY, Apr. 22, 2015 – Tempur Sealy International, Inc. (NYSE: TPX), the world’s largest bedding provider, today mailed a letter to its shareholders in connection with the Company’s upcoming Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 8, 2015. This letter and other materials regarding the Board of Directors’ recommendation for the 2015 Annual Meeting can be found on the special Annual Meeting section of the Company’s website at Investor.TempurSealy.com/AnnualMeeting.

Tempur Sealy also today announced that Egan Jones Proxy Services, a proxy advisory firm, has recommended that shareholders vote FOR ALL of the Tempur Sealy director nominees on the WHITE proxy card, and issued the following statement in response to the April 21, 2015 report from Institutional Shareholder Services (“ISS”):

We find it concerning that ISS has recommended in favor of an activist shareholder with no plan for value creation at a critical time in the execution of Tempur Sealy’s strategy. ISS bases the majority of its opinion on issues stemming from changes in the competitive environment in 2012, ignoring the fact that in the time since, the Tempur Sealy Board and management team have taken decisive action to address those challenges and realized meaningful results for shareholders. The ISS recommendation is equally questionable in light of the fact that ISS has consistently supported the election of ALL Tempur Sealy director nominees in each year since 2011. And further exacerbating this issue is a January 2015 handwritten note from an H Partners principal to Tempur Sealy CEO Mark Sarvary, praising the “incredible progress” underway at the Company.

Consequently, Tempur Sealy questions the merit of the ISS report and believes that it demonstrates a lack of understanding of the fundamentals of our industry and the benefits of the diverse perspectives that our directors bring to the Board, including experience as private equity investors.

The Tempur Sealy Board of Directors and management team are taking appropriate steps to further drive enhanced performance and profitable growth. The Board is composed of 11 highly engaged directors with extensive industry and operational experience, nine of which are independent, and all of whom are overseeing a clearly articulated strategy that is continuing to create value for all shareholders.

The full text of the letter to be mailed to shareholders is below:

TIME IS SHORT – THE TEMPUR SEALY ANNUAL MEETING IS MAY 8TH

VOTE ‘FOR’ THE TEMPUR SEALY BOARD ON THE WHITE PROXY CARD TODAY

April 22, 2015

Dear Fellow Tempur Sealy Shareholder:

We, your Board of Directors, are active and engaged in driving Tempur Sealy’s success and pursuing our overarching goal: enhancing value for ALL shareholders. With the Annual Meeting on May 8 fast approaching, we wanted to ensure that you have the FACTS about the strength of your Board. Represented by 11 highly-qualified, experienced directors, the Tempur Sealy Board together possesses diverse and complementary skills that we believe are critical to the Company’s future, drive profitability and enhance shareholder value. In particular, we wanted to highlight that:

✓ The Tempur Sealy Board Comprises a Group of Independent Thinkers with

Experience at the Highest Levels of Public and Private Companies

✓ Directors P. Andrews McLane and Christopher A. Masto Bring Extensive,

Pertinent Experience as Growth Equity Investors

✓ Your Board is Highly Accountable and Committed to Delivering Value for Shareholders

Time is short. Your vote is important. We encourage shareholders to vote “FOR” ALL of Tempur Sealy’s directors TODAY by Internet or by phone using the instructions on the WHITE proxy card. We urge you not to return any blue proxy card sent to you by H Partners.

TEMPUR SEALY’S HIGHLY QUALIFIED DIRECTORS ARE

BEST-EQUIPPED TO DRIVE GROWTH AND ENHANCE VALUE

MCLANE AND MASTO’S PRIVATE EQUITY EXPERIENCE IS A

VALUABLE DIFFERENTIATOR

The Tempur Sealy Board possesses unique perspectives from experiences at well-known and respected companies, private and public, including Cadbury Schweppes, Charles Schwab, Gillette, Heinz, and PricewaterhouseCoopers, and seven of the Company’s 11 directors have served as CEOs of businesses of significant scale. Your Board’s combined expertise also includes all areas relevant to Tempur Sealy’s business and industry as a global consumer business: executive management, manufacturing, finance, accounting, consumer and retail experience, global operations, sales and marketing and innovation.

Furthermore, as many of you know, the bedding industry has long been linked to private equity (“PE”) investors and ownership. Indeed, today our primary competitor is owned by a PE firm, and our two largest customers both have significant PE ownership. As such, experience in and understanding of the PE industry remains pertinent and an important differentiator, which is why we are fortunate to have Chairman of the Board, P. Andrews McLane, and Chair of the Nominating and Corporate Governance Committee, Christopher Masto, two veteran PE growth investors with deep knowledge of the mattress industry, serve on our Board. Their backgrounds are especially valuable when considering issues relating to capital structure, capital allocation and M&A transactions – all key elements of our growth and profitability initiatives. In fact, if Messrs. McLane and Masto were not already members of the Board, we would actively search for directors with their exact skillset.

It is thanks to the experiences and relevant backgrounds of your engaged Board that Tempur Sealy has delivered superior long-term performance and shareholder value creation, including realizing total shareholder return of more than 500% since 2008, more than five times that of the S&P 500.1

In all, your Board, with the management team, is overseeing a plan that is working – a carefully considered and deliberate plan that capitalizes on the enormous global potential of Tempur Sealy’s portfolio of brands. The Company has made significant progress against the five strategic priorities at the core of this plan, and as leaders of Tempur Sealy we are committed to executing and driving improved profitability.

VOTE “FOR” MCLANE, MASTO AND SARVARY TODAY

At this critical time in Tempur Sealy’s history, H Partners, a shareholder of the Company, has demanded disruptive leadership changes that we believe will be value-destructive, including the removal from the Board of Messrs. McLane and Masto and our CEO, Mark Sarvary. We believe these demands are highly-risky and detrimental to the initiatives underway at Tempur Sealy. Let us take a moment to elaborate on the value-enhancing contributions of Messrs. McLane, Masto and Sarvary, and make clear the loss of experience and leadership that their departure would create for Tempur Sealy and its shareholders.

Messrs. McLane, Masto and Sarvary are proven stewards of value creation for Tempur Sealy shareholders and bring a deep understanding of the Company’s operations and shifts in consumer trends in our dynamic industry. They have guided the Company through the transformational acquisition of Sealy Corporation, were directly involved in recruiting most members of the Company’s Executive Leadership team, and positioned Tempur Sealy for continued industry leadership and strong growth. They have also overseen numerous third party acquisitions and asset dispositions, capital structure optimization and substantial share repurchase programs that resulted in accelerated shareholder returns. These are precisely the type of major corporate events where a financial background and the private equity experience of Messrs. McLane and Masto brings critical knowledge and unmatched perspective to the Board.

Messrs. McLane and Masto have helped to guide the Company’s development from a niche product innovator with limited distribution and market share to the world’s largest bedding company. During their tenure as directors, Tempur Sealy has:

•	Grown enterprise value from approximately $350 million to approximately $5 billion; and

•	Increased sales from approximately $250 million to approximately $3 billion.

Here are some important facts about these outstanding directors that H Partners is seeking to remove:

P. Andrews McLane: Mr. McLane, independent Chairman of the Board, brings 42 years of business and leadership experience to the Tempur Sealy Board. He has significant prior Board and executive leadership experience and a proven track record of driving results and shareholder value creation – at Tempur Sealy and elsewhere. His experience includes:

•    Leading Tempur Sealy’s Board in actively overseeing the Company’s strategy and its execution, ensuring management accountability and upholding the highest standards in corporate governance.

•    Private equity experience that is vital to Tempur Sealy’s strategy in delivering for its largest two customers, Mattress Firm & Sleepy’s.

[1]	Represents performance from August 4, 2008, the date Mr. Sarvary joined as CEO, to April 17, 2015. Total shareholder return includes stock price appreciation and dividends reinvested.

•    Serving as Senior Managing Director at TA Associates, a global private equity manager with $11 billion of capital under management. Before his retirement from TA Associates in 2008, Mr. McLane headed the firm’s Financial Services and Consumer Group and served on its Executive Committee for 20 years.

•    Leading investments in 32 companies that delivered an average annual internal rate of return of 35% and an average capital return multiple of 5.7x.

•    Serving on the Board of Directors of 29 companies, including seven public companies.

•    A significant long-term holder of Tempur Sealy stock. Today, Mr. McLane and his wife beneficially own or control approximately 1.30% of the Company’s outstanding shares[2].

Christopher Masto: Mr. Masto is a veteran investment manager with more than 20 years of strategy, finance and investing experience. His strong financial and strategic skills and history of active involvement at Tempur Sealy have helped drive the Company’s growth and development. His experience and attributes also include:

•    Additional growth equity experience that provides important insights into managing and growing companies.

•    As a co-founder of Friedman Fleischer & Lowe (“FFL”), he helped to manage and build the company into a leading private equity firm with over $4.5 billion under management and investments in approximately 30 companies since inception.

•    On average, FFL portfolio companies have grown earnings and book value substantially during FFL’s ownership.

•    Former investment banker at Morgan Stanley and management consultant at Bain & Company, providing valuable and diverse experience.

Mark Sarvary: Mr. Sarvary, our CEO, has led Tempur Sealy since 2008, and has consistently and successfully leveraged his deep consumer industry expertise to deliver for Tempur Sealy’s shareholders. Mr. Sarvary is directly responsible for and has overseen the successful execution of Tempur Sealy’s strategy. Mr. Sarvary’s contributions at Tempur Sealy and experience include:

•    Transforming the Company with the acquisition of Sealy, creating the world’s largest bedding provider.

•    Introducing a record number of new products to drive topline growth – including the TEMPUR Cloud mattress line, which nearly doubled Tempur-Pedic’s U.S. mattress business – solidifying Tempur Sealy’s industry leadership.

•    Seasoned business leader, previously President of Campbell Soup Company’s North America division, responsible for businesses with annual revenues exceeding $6 billion; oversaw sales and earnings growth in each year as President.

•    Building a best-in-class management team that includes executives with a proven track record at a range of blue-chip, global companies.

[2]	Beneficial ownership calculated as described in the Company’s proxy statement. Includes a total of 501,058 shares reported as beneficially owned by Mr. McLane in the Company’s 2015 Proxy Statement plus 288,729 shares owned by a private charitable foundation formed and controlled by Mr. McLane and his spouse, in which he has no pecuniary interest and as to which he disclaims beneficial ownership.

For each of the past six years, Messrs. McLane, Masto and Sarvary have received votes cast “FOR” their re-election from over 99% of shareholders voting for directors at the Company’s annual meetings – including, over the last two years, votes cast “FOR” their re-election from H Partners.

YOUR BOARD IS FOCUSED ON

DELIVERING RESULTS FOR SHAREHOLDERS

The Tempur Sealy Board is highly focused on ensuring that the Company is pursuing the right plan for continued growth and enhanced profitability. We are active and engaged in our oversight of the Company’s management and strategy, and hold ourselves to standards that we believe significantly exceed typical Boards. (Detailed information about all other Tempur Sealy Board members can be found in the appendix below.)

In addition to regular board meetings and the work of our three standing committees, ad hoc committees are a crucial component of our engagement and oversight of the Company, and a tool we have used since our initial public offering. Under the direction of Messrs. McLane and Sarvary, for example, the Board has formed three ad hoc committees since 2012 focused on the transformative Sealy acquisition:

•	Sealy Acquisition committee, formed in 2012, chaired by Mr. McLane and included Messrs. Masto and Doyle; Directed all activities during evaluation, negotiation and due diligence.

•	Sealy Integration committee, formed in 2013, chaired by Ms. Dilsaver and including Messrs. Hoffman, Masto and Heil; Oversaw all activities during integration, both pre- and post-closing.

•	Sealy Transformation committee, formed in 2014, chaired by Mr. Heil and including Messrs. Rogers and Doyle. This committee, whose members all have extensive manufacturing experience, is overseeing the operational improvement program across Sealy’s entire supply chain.

As part of its ongoing strategy-building efforts, approximately every other year, the Tempur Sealy Board holds a strategy session that includes facility tours and meetings with key regional personnel in a location that is relevant to the objectives that the Company is pursuing. For example, in 2011, Tempur Sealy began a major initiative to expand its presence in China. To better understand the opportunities and challenges of expanding its business in China and Asia generally, the Board held an immersive meeting in Shanghai. Similarly the Board has held meetings in London and at the Company’s manufacturing plants in Denmark and Albuquerque, New Mexico, and at the Sealy facility in Trinity, North Carolina.

Your Board’s engagement with the Company and its management team is deep and hands-on, and extends far beyond scheduled meetings and strategy sessions. We are in constant contact with Mr. Sarvary, and other key members of the Tempur Sealy leadership team, staying connected and informed on the Company’s progress and providing guidance and advice in key areas relating to our individual functional expertise – all to ensure we are driving enhanced value.

YOUR BOARD IS COMMITTED TO STRICT OVERSIGHT AND

ENSURING MANAGEMENT ACCOUNTABILITY

Your Board has played a critical role in identifying and retaining Tempur Sealy’s management team and key talent. As part of the Board’s oversight of the management team, members of our Board have been directly involved in the recruitment of numerous company leaders – including Mr. Sarvary; David Montgomery, EVP and President of International; Tim Yaggi, Chief Operating Officer; Jay Spenchian, EVP and Chief Marketing Officer; and Rick Anderson, EVP and President of North America – and played a key role in determining the performance-based compensation structure for senior members of management.

Furthermore, the independent Compensation Committee of the Board oversees an executive compensation program that is performance-based and aligned with shareholder interests. Payouts on annual cash bonus incentives vary significantly depending on results achieved. Bonus payouts for Mr. Sarvary during his tenure have ranged from 25% to 184% of target based on Company performance. This program ensures that management compensation is based on its ability to drive outstanding performance and generate shareholder value. Similarly, payouts on long-term equity incentives are also based on performance and generate significantly different levels of realized payout than the grant values reflected in proxy compensation tables. Based on multi-year business performance versus key metrics, our CEO’s performance restricted stock unit payouts over the years have paid out as high as 282% of target for superior results and have achieved no payout when interim metrics were not achieved. We believe this represents a high-functioning and well-structured compensation model that works: it rewards performance at or above Company targets and penalizes below plan results, ensuring that members of our leadership team are both properly compensated and motivated to perform at the highest level.

YOUR BOARD FACILITATES REGULAR COMMUNICATION BETWEEN

TEMPUR SEALY AND ITS SHAREHOLDERS

We are committed to building and protecting shareholder value and are taking actions to deliver on this responsibility. To ensure that the Company is taking the right steps to accomplish its objectives, we have recently been on the road meeting with many of our large shareholders to hear their feedback and solicit their input regarding Tempur Sealy.

We have a robust shareholder communications program that is led by our management team, and reviewed in detail by the full Board at every meeting. We are strong supporters of effective communications with our shareholders and value the development of more engagement between shareholders and directors. To that end, we are working as a Board to develop over the next year comprehensive programs and mechanisms for increased direct engagement and interaction between our Board and our shareholders.

EGAN JONES RECOMMENDS SHAREHOLDERS VOTE FOR ALL OF

TEMPUR SEALY’S DIRECTOR NOMINEES

ISS REPORT DEMONSTRATES A LACK OF KNOWLEDGE AND UNDERSTANDING OF TEMPUR SEALY AND ITS INDUSTRY – AND THE VALUE OF A BOARD WITH DEEP AND COMPLEMENTARY EXPERTISE

We are pleased that Egan Jones Proxy Services, a proxy advisory firm, has recommended that shareholders vote FOR ALL of the Tempur Sealy director nominees on the WHITE proxy card.

In contrast, in a recent report issued on April 21, 2015, Institutional Shareholders Services (ISS), another proxy advisor firm, makes numerous statements about Tempur Sealy, our strategy and our Board that we believe are misleading and completely disregard the strategic progress we have made over the last several years. The ISS report focuses on issues stemming from changes in the competitive environment, three years ago in 2012, ignoring the fact that in the time since, the Tempur Sealy Board and management team have taken decisive action to address those challenges and realized meaningful results for shareholders.

We believe shareholders should not give credence to the ISS decisions, given that ISS has consistently supported the election of ALL Tempur Sealy director nominees in each year since 2011, and in 2014 and 2015 awarded the Company and its Board with an overall Governance Quick Score in the top decile category, indicating a strong alignment with corporate governance best practices. Consequently, Tempur Sealy believes the ISS report is without merit and demonstrates a lack of understanding of the fundamentals of our industry and the benefits of the diverse perspectives that our directors bring to the Board, including experience as growth equity investors.

Further, shareholders should keep in mind that ISS evaluates governance issues, and is not an expert on business or investment analysis. ISS has consistently taken a positive stance regarding our governance structure, and retains its positive view in its latest report. Its recommendation on director voting is based entirely on its misguided assessment of the business, and it does not point to any meaningful governance concerns. When it comes to the business analysis, shareholders should carefully consider the independent views of equity analysts that have followed the Company much more closely and understand it far better than ISS.

For instance, the same day ISS issued its report, Wedbush Securities initiated coverage on Tempur Sealy after concluding a comprehensive review of the Company, our strategy and operations, stating3:

“We sympathize with H Partner’s frustration over the company’s more volatile performance since the industry shifted in 2012 and Tempur Pedic acquired a more complex business in Sealy, but we see little in its proposals to further enhance shareholder value beyond current company plans. We believe the TPX management team has its arms around key issues disrupting its recent performance and the business is poised for inflection. In our view, core Tempur Pedic North America business has returned to a position of strength and the heavy lifting of the Sealy integration is largely done, setting the stage for accelerating profit growth. TPX shares may embed a small premium for potential activist success; nonetheless, we see outperformance on a twelve-month view, assuming H Partners proxy contest is unsuccessful.”

•	Seth Basham, analyst, Wedbush Securities (April 21, 2015)

TEMPUR SEALY’S DIRECTORS ARE EXPERIENCED, HIGHLY QUALIFIED AND

BEST EQUIPPED TO DRIVE GROWTH AND ENHANCE VALUE

SUPPORT YOUR BOARD – VOTE THE WHITE PROXY CARD TODAY

Your directors and management team have been responsible stewards of your investment and have guided Tempur Sealy’s strategic transformation to create a strong, highly competitive global platform.

As you conclude deliberations on this important vote, we ask that you support all of Tempur Sealy’s directors. This Board and this management team are on a path that is open and responsive to shareholders, a path that is demonstrating real progress and growth, and a path that is designed to, and is in fact, delivering value.

Your Board of Directors is asking you to support the election of Messrs. McLane, Masto and Sarvary and ALL of its directors at the Annual Meeting by voting the WHITE card TODAY.

[3]	Permission to use quotation was neither sought nor obtained. The quotation presents only a brief excerpt from the selected analyst report and does not purport to be comprehensive or to summarize the entire content of the report. The Company is not responsible for the accuracy or completeness of the report. The presentation of this excerpt should not be read to imply adoption or endorsement by the Company of the report or the views expressed in the report.

We also encourage you to visit the special Annual Meeting section of the Tempur Sealy website, Investor.TempurSealy.com/AnnualMeeting, to find all the Company’s additional materials and further information on voting your shares.

On behalf of Tempur Sealy, we thank you for your investment.

Sincerely,

/s/ Evelyn S. Dilsaver Evelyn S. Dilsaver	/s/ Frank Doyle Frank Doyle	/s/ John A. Heil John A. Heil	/s/ Peter K. Hoffman Peter K. Hoffman

/s/ Sir Paul Judge Sir Paul Judge	/s/ Nancy F. Koehn Nancy F. Koehn	/s/ Christopher A. Masto Christopher A. Masto	/s/ P. Andrews McLane P. Andrews McLane

/s/ Lawrence J. Rogers Lawrence J. Rogers	/s/ Mark Sarvary Mark Sarvary	/s/ Robert B. Trussell, Jr. Robert B. Trussell, Jr.

INVESTOR CONTACT INFORMATION

If you need assistance voting your shares, please contact our proxy solicitor D.F. King & Co., Inc. toll free at (877) 283-0319, toll at (212) 269-5550 or email at tpx@dfking.com

ABOUT TEMPUR SEALY

Tempur Sealy International, Inc. (NYSE: TPX) is the world’s largest bedding provider. Tempur Sealy International, Inc. develops, manufactures and markets mattresses, foundations, pillows and other products. The Company’s brand portfolio includes many of the most highly recognized brands in the industry, including Tempur®, Tempur-Pedic®, Sealy®, Sealy Posturepedic®, Optimum™ and Stearns & Foster®. World headquarters for Tempur Sealy International, Inc. is in Lexington, KY. For more information, visit http://www.tempursealy.com or call 800-805-3635.

CONTACTS

Company Contact	Investor Contact	Media Contact
Mark Rupe Vice President, Investor Relations, Tempur Sealy 800-805-3635 Investor.relations@tempursealy.com	Jordan Kovler D.F. King & Co., Inc. (212) 269-5550	James Golden / Nick Lamplough / Alyssa Cass Joele Frank, Wilkinson Brimmer Katcher 212-355-4449

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements,” within the meaning of the federal securities laws, which include information concerning one or more of the Company’s plans, objectives, goals, strategies, and other information that is not historical information. When used in this press release, the words, “assumes,” “estimates,” “expects,” “guidance,” “anticipates,” “projects,” “plans,” “proposed,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding its strategic priorities and building and protecting shareholder value. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include risks associated with the Company’s capital structure and increased debt level; the ability to successfully integrate Sealy Corporation into the Company’s operations and realize cost synergies and other benefits from the transaction; whether the Company will realize the anticipated benefits from its asset dispositions in 2014 and the acquisition of brand rights in certain international markets in 2014; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; changes in product and channel mix and the impact on the Company’s gross margin; changes in interest rates; the impact of the macroeconomic environment in both the U.S. and internationally on the Company’s business segments; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the effects of consolidation of retailers on revenues and costs; the Company’s ability to expand brand awareness, distribution and new products; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company’s operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; the outcome of various pending tax audits or other tax, regulatory or litigation proceedings; changing commodity costs; and the effect of future legislative or regulatory changes.

There are a number of risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this press release. There are important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from those expressed as forward-looking statements in this press release, including the risk factors discussed under the heading “Risk Factors” under ITEM 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2014. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. Any forward looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Learn More: Your Well-Balanced Board, With Diverse Experience and Senior Leadership

In addition to Messrs. McLane, Masto and Sarvary, your Board includes:

Proven Executive	Relevant Experience	Valued Skills
Evelyn Dilsaver

•    Former President & CEO, Charles Schwab Investment Management: $220B AUM, $1B revenue

•    Former Senior Manager, CPA, Ernst & Young

•    Board Experience: Aeropostale, Tamalpais Bancorp, HighMark Funds, Blue Shield of California

• Finance / Accounting • Management • Senior Leadership at Company with Global Operations • Consumer / Retail Experience

Frank Doyle

•    President & CEO, Connell Limited Partnership, global operator of manufacturing businesses across multiple industries

•    Vice Chairman, CPA, PricewaterhouseCoopers, Member of Global Leadership Team

•    Board Experience: Liberty Mutual, Eversource Energy, Citizens Bank

• Finance and Accounting • Information Technology • Management • Senior Leadership at Company with Global Operations • Manufacturing • Risk Management

John Heil

•    Former President, United Pet Group: $700MM revenue, 12 factories, 5 distribution centers, 3000 employees; Former Chief Operating Officer, Spectrum Brands: $3BN revenue

•    Former President and Managing Director of Heinz Pet Products: $1.1B revenue

•    Various Leadership Roles, Heinz

•    Board Experience: VCA Antech

• Operations / Strategy • Management • Senior Leadership at Company with Global Operations • Consumer Branded Products Experience • Manufacturing

Peter Hoffman

•    Former President, Global Grooming, Procter & Gamble

•    Ran Gillette Blades & Razors business: $5B in sales, 130 countries, 8 factories

•    Developed and launched 4 of the most successful consumer products in history (Sensor, MACH3, Fusion, Venus)

•    President, Duracell North Atlantic

•    President, Braun North America

• Senior Leadership at Company with Global Operations • Consumer / Retail Experience • Marketing / Advertising • New Product Innovation

Sir Paul Judge

•    Various Leadership Roles, Cadbury Schweppes

•    Former Chair, Premier Brands

•    Former Chair, Food from Britain

•    Board Experience: Standard Bank, Schroder Income Growth Fund, Barclays Private Bank Advisory Board

• Senior Leadership at Company with Global Operations • Consumer / Retail Experience • Management / Operations

Nancy Koehn

•    Professor of Business Administration, Harvard Business School

•    Board Experience, Fashion to Figure, ING North American Advisory Board, Seniorbridge Family Companies

•    Consultant on retainer for multinational corporations including Estee Lauder, Starbucks and Omnicom

• Strategic Branding • Corporate Repositioning • Management

Lawrence Rogers	• Former President & CEO, Sealy • Various Leadership Roles, Sealy	• Senior Leadership at Company with Global Operations • Consumer / Retail Experience • Management / Operations • Manufacturing

Robert Trussell	• Former CEO, Tempur-Pedic International Inc.	• Senior Leadership at Company with Global Operations • Consumer / Retail Experience • Management / Operations